Exhibit 99.1
Third Quarter 2006
Table of Contents
Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959
Note: This press release and the related supplemental information contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described herein. These financial measures, which include but are not limited to EBITDA, EBITDA Without Gains, Funds From Operations, Funds From Operations with Gains/Losses, Internal Rate of Return, NOI, and Same Store Sales, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.
Please refer to the Appendix for related definitions, reconciliations and other information.
Information included in this supplemental package is unaudited.

News Release

Contact:	H. Andrew Cantor
800-982-9293 303-708-5959
Archstone-Smith Announces Results for the Third Quarter of 2006
Same-Store Operating Momentum Continues to Drive Results
DENVER — October 24, 2006 — Archstone-Smith (NYSE:ASN) today announced net earnings per share (EPS) of $0.60 for the quarter ended September 30, 2006, compared with the $0.80 per share reported for the same period in 2005. Funds from operations (FFO) with gains/losses was $0.79 per share in the third quarter of 2006, compared with $0.97 per share for the third quarter of 2005. FFO for the third quarter of 2006 was $0.55 per share, compared with $0.65 for the same period in 2005.
Same-Store Operating Performance Continues to Outperform the Industry
Same-store revenues increased 7.3% in the third quarter of 2006, representing the tenth consecutive quarter of increasing revenue growth. Year-to-date same store expenses have increased only 2.3%, including the 10.4% increase during the third quarter, which was driven by higher turnover costs, personnel expenses, insurance increases and a one-time ground lease payment adjustment in the prior year. The company’s same-store net operating income (NOI) grew 5.9% in the third quarter, bringing year-to-date NOI growth to 8.5%. From 2001 through the second quarter of 2006, Archstone-Smith has outperformed the public apartment company average same-store NOI growth by more than 1,100 basis points. “We are very proud of our continued outperformance compared with the rest of the apartment industry, and believe that this momentum will continue throughout 2006 and into 2007,” said R. Scot Sellers, chairman and chief executive officer.
Acquisitions, Dispositions and Portfolio Repositioning Continue to Strengthen Core Market Portfolio
Year-to-date, the company has acquired $1.6 billion of apartment communities, representing 3,849 units, primarily in New York City and California. Archstone-Smith has also completed the sale of $790.2 million of apartment communities year-to-date in markets that include Atlanta, Austin, Chicago, Dallas, Denver, Houston, Phoenix and Portland. The company’s year-to-date dispositions produced cash gains of $165.1 million — a profit of approximately 27% on the company’s cost basis — and an unleveraged IRR of 14.9%. “We now have 97% of our capital invested in core markets and will continue to re-invest the proceeds from the sale of non-core assets into outstanding locations in our core markets. We are taking advantage of what we believe is a short term market inefficiency that allows us to complete this important redeployment of capital with minimal dilution to our earnings results, while creating meaningful value for our shareholders in the process,” added Mr. Sellers.
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Archstone-Smith Announces
Results for the Third Quarter of
2006 Page 2
$4.0 Billion Development Pipeline Continues to Add Value
At the end of the quarter, including joint ventures and Ameriton, the company had 5,917 units with an expected investment of $1.8 billion, under construction, and 8,024 units, representing an expected investment of $2.2 billion, in planning. The development pipeline is concentrated in core markets that include Manhattan, downtown Boston, Southern California, the San Francisco Bay Area and Washington, D.C. “During the quarter, we stabilized Archstone Westbury, a 396-unit garden community on Long Island, further enhancing our New York City metropolitan area portfolio,” said J. Lindsay Freeman, chief operating officer. “In addition, we recently broke ground on an 884-unit garden community in an excellent location within the supply-constrained ‘Platinum Triangle’ of Orange County, California.”
Ameriton Continues to Produce Excellent Results
Archstone-Smith’s third quarter 2006 results include gains from the sale of land and operating communities by Ameriton, the company’s wholly owned subsidiary, which contributed $10.2 million, or $0.04 per share, to third quarter 2006 EPS, and $10.0 million, or $0.04 per share, to its third quarter FFO. Since 2000 through the third quarter of 2006, Ameriton has completed the sale of $1.8 billion of apartment communities, generating a pre-tax unleveraged IRR of 22.6%, excluding joint ventures.
Archstone-Smith Declares 125th Consecutive Common Share Dividend
The company also announced that its Board declared the company’s 125th consecutive quarterly common share dividend. The company will pay a dividend of $0.435 per common share, payable on November 30, 2006 to shareholders of record as of November 15, 2006. On an annualized basis, this represents a dividend of $1.74 per common share.
Archstone-Smith (NYSE: ASN), an S&P 500 company, is a recognized leader in apartment investment and operations. With a current total market capitalization of $21.4 billion, the company’s portfolio is concentrated in many of the most desirable neighborhoods in the Washington, D.C. metropolitan area, Southern California, the New York metropolitan area, the San Francisco Bay Area, Boston, Seattle, Southeast Florida and Chicago. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments in assets with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service to its customers — backed by unconditional service guarantees. As of September 30, 2006, the company owned or had an ownership position in 354 communities, representing 90,093 units, including units under construction.
# # #
Archstone-Smith’s Third Quarter 2006 Earnings Release and Supplemental Financial Information and archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.
Notes:
(1)	Period from January 1, 2001 — June 30, 2006 — Each company’s cumulative same-store NOI growth for the period presented. Results for 2001 through the second quarter of 2006 are per Green Street Advisors Apartment REITS: 4Q01 Review, 4Q03 Review and August ‘06 Update, except for Archstone-Smith figures, which are actual reported same-store NOI results for 2001 through the second quarter of 2006.

(2)	Excludes Archstone-Smith.
In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. In addition, the historical performance described herein is not a guarantee of future performance, which may differ materially from past results. See “Risk Factors” in Archstone-Smith’s 2005 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

Third Quarter 2006
Financial Highlights
Dollars and shares in thousands, except per share amounts

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	% Change	2006	2005	% Change

Operating Performance

Net Earnings Attributable to Common Shares — Diluted	$130,297	$162,890	(20.0%)	$419,891	$283,781	48.0%

Per Share Results:
Net Earnings	$0.60	$0.80	(25.0%)	$1.94	$1.41	37.6%
Funds from Operations with Gains/Losses	$0.79	$0.97	(18.6%)	$2.39	$1.96	21.9%
Funds from Operations (FFO)	$0.55	$0.65	(15.4%)	$1.73	$1.58	9.5%

Cash Distributions per Common Share	$0.435	$0.4325	0.6%	$1.305	$1.298	0.5%

Community Information	Communities	Units

Operating:
ASN Same Store	120	41,598
ASN Non-Same Store	64	22,290
International	116	7,492
ASN JVs	34	11,487
Ameriton	4	1,309

	338	84,176

Under Construction:
ASN	8	3,121
ASN JVs	2	977
Ameriton	5	1,704
Ameriton JVs	1	115

	16	5,917

Total Communities Operating and Under Construction	354	90,093

	September 30,	December 31,
Financial Position	2006	2005

Equity Market Capitalization	$13,635,121	$10,368,512
Book Value of Total Debt	6,564,241	5,333,349

Total Market Capitalization	$20,199,362	$15,701,861

Fully Converted Shares	250,543	247,422

Leverage Ratios:
Long Term Debt/Long Term Undepreciated Book Capitalization	47.3%	42.8%
Total Debt/Total Undepreciated Book Capitalization	48.4%	44.7%
Total Debt/Total Market Capitalization	32.5%	34.0%

Third Quarter 2006
Statements of Earnings
Dollars and shares in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenues:
Rental Revenues	$299,366	$222,744	$828,065	$604,105
Other Income	27,299	25,840	57,100	37,815

	326,665	248,584	885,165	641,920

Expenses:
Rental Expenses	75,665	51,707	191,611	145,805
Real Estate Taxes	25,748	20,037	76,806	56,208
Depreciation on Real Estate Investments(1)	68,708	53,916	203,073	146,605

Gross Interest Expense	86,081	56,542	226,471	151,290
Capitalized Interest	(13,330)	(9,862)	(39,638)	(27,344)

Net Interest Expense	72,751	46,680	186,833	123,946

General and Administrative	18,497	13,600	49,794	41,644
Other Expense	1,986	5,538	14,046	37,047

	263,355	191,478	722,163	551,255

Earnings from Operations	63,310	57,106	163,002	90,665

Plus:
Income from Unconsolidated Entities(2)	2,088	1,839	31,484	18,750
Other Non-Operating Income	1,718	72	2,137	28,855
Less:
Minority Interest — Series E and G Perpetual Preferred Units	—	—	—	741
Minority Interest — Convertible Operating Partnership Units	8,396	7,552	25,712	15,544

Net Earnings before Discontinued Operations	58,720	51,465	170,911	121,985
Plus: Net Earnings from Discontinued Operations	72,462	112,258	251,630	164,503

Net Earnings	131,182	163,723	422,541	286,488
Less: Preferred Share Dividends	957	958	2,872	2,873

Net Earnings Attributable to Common Shares — Basic	130,225	162,765	419,669	283,615
Add Back (Dilutive Securities Only):
Minority Interest	72	125	222	166

Net Earnings Attributable to Common Shares — Diluted	$130,297	$162,890	$419,891	$283,781

Diluted Weighted Average Common Shares Outstanding — Net Earnings	218,081	203,713	215,904	201,626

Diluted Earnings Per Common Share	$0.60	$0.80	$1.94	$1.41

(1)	Includes amortization expense associated with certain intangible assets recorded in connection with operating community and company acquisitions.

(2)	Includes income from the sale of unconsolidated operating communities.

Third Quarter 2006
Funds From Operations
Dollars and shares in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Net Earnings Attributable to Common Shares — Diluted	$130,297	$162,890	$419,891	$283,781
Depreciation on Real Estate Investments	69,659	61,237	212,512	174,742
Depreciation on Real Estate Investments — Unconsolidated Entities	2,528	2,026	6,029	7,060
Gains from Disposition of Depreciable ASN Investments, net of Internal Disposition Costs	(79,717)	(94,543)	(257,866)	(134,102)
Income from Disposition or Liquidation of Unconsolidated Depreciable ASN Investments	(2,330)	(1,899)	(12,062)	(6,311)
Promote Incentive Fee Related to Liquidation of Unconsolidated ASN Entity	—	—	3,640	—
Debt Extinguishment Costs Related to Dispositions	205	—	6,619	5,058
Minority Interest	1,540	4,474	6,977	(4,466)
Other(1)	(2,528)	(1,387)	(11,631)	(7,585)

Funds From Operations Attributable to Common Shares — Diluted	119,654	132,798	374,109	318,177
Gross Gains on the Disposition of ASN Real Estate Investments, net of Internal Disposition Costs	61,155	75,108	162,927	87,764
Minority Interest	(7,732)	(9,721)	(21,545)	(10,085)

Funds From Operations with Gains/Losses Attributable to Common Shares — Diluted	$173,077	$198,185	$515,491	$395,856

Diluted Weighted Average Common Shares Outstanding	218,081	203,713	215,904	201,626

Diluted Per Share Amounts:
Funds From Operations	$0.55	$0.65	$1.73	$1.58

Funds From Operations with Gains/Losses	$0.79	$0.97	$2.39	$1.96

Quarterly Cash Distributions Per Common Share	$0.435	$0.4325	$1.305	$1.2975

(1)	Represents accumulated depreciation on Ameriton dispositions and the related tax impact on applicable FFO adjustments.

Third Quarter 2006
Balance Sheets
Dollars and shares in thousands, except per share amounts

	September 30,	December 31,
	2006	2005

Assets

Real Estate(1)	$13,105,946	$11,226,114
Real Estate — Held for Sale(1)	135,939	133,150
Less: Accumulated Depreciation	934,658	836,693

	12,307,227	10,522,571

Investments in and Advances to Unconsolidated Entities	212,884	132,728

Net Investments(2)	12,520,111	10,655,299

Cash and Cash Equivalents	52,080	13,638
Restricted Cash in Tax-Deferred Exchange and Bond Escrow	54,579	495,274
Other Assets	480,561	302,967

Total Assets	$13,107,331	$11,467,178

Liabilities and Shareholders’ Equity

Liabilities:
Unsecured Credit Facilities	$25,714	$394,578
Term Loan — Europe	272,792	—
Long Term Unsecured Debt	3,388,156	2,545,119
Mortgages Payable	2,794,204	2,310,277
Mortgages Payable — Held for Sale	83,375	83,375
Payables, Accrued Expenses and Other Liabilities	491,761	365,039

Total Liabilities	7,056,002	5,698,388

Minority Interest:
Operating Partnership Units/Other	740,347	787,273

Shareholders’ Equity:
Series I Cumulative Perpetual Preferred Shares	50,000	50,000
Common Shares, $0.01 Par Value	2,188	2,124
Additional Paid-In Capital and Other Comprehensive Income	4,842,668	4,651,181
Retained Earnings	416,126	278,212

Total Shareholders’ Equity	5,310,982	4,981,517

Total Liabilities and Shareholders’ Equity	$13,107,331	$11,467,178

See notes on following page

Third Quarter 2006
Balance Sheets (continued)
Dollars in thousands
(1)	The change in investments in real estate (including assets held for sale) at cost, consisted of the following:

Balance at December 31, 2005	$11,359,264
Acquisition-Related Expenditures	2,313,142
Redevelopment Expenditures	38,937
Recurring Capital Expenditures	32,677
Development Expenditures, Excluding Initial Acquisition Costs	270,514
Acquisition of Land for Development	193,451
Dispositions and Retirements	(981,345)
Provision for Possible Loss on Investment	(4,328)
Change in Estimated Hurricane Retirements	4,496
Other	6,875

Net Apartment Community Activity	1,874,419
Change in Other Real Estate Assets	8,202

Balance at September 30, 2006	$13,241,885

(2)	Includes $537.4 million and $722.6 million of Ameriton real estate assets as of September 30, 2006 and December 31, 2005, respectively.

Third Quarter 2006
ASN Geographic Distribution by Market(1)

Core Markets	High-Rise	Garden	Total
Washington D.C. Metropolitan Area(2)	21.7%	13.6%	35.3%
Southern California(2)	2.5%	23.2%	25.7%
New York City Metropolitan Area	10.3%	1.3%	11.6%
San Francisco Bay Area, California	0.3%	9.1%	9.4%
Boston, Massachusetts	1.5%	2.8%	4.3%
Seattle, Washington	0.5%	3.8%	4.3%
Southeast Florida	—	3.1%	3.1%
Chicago, Illinois	2.8%	0.2%	3.0%

Total Core Markets	39.6%	57.1%	96.7%

Non-Core Markets
Other(3)	0.7%	2.6%	3.3%

Total Non-Core Markets	0.7%	2.6%	3.3%

Total All Markets	40.3%	59.7%	100.0%

(1)	Represents the geographic distribution of communities owned as of September 30, 2006 based on NOI for the three months ended September 30, 2006, excluding JVs.

(2)	Breakout of Washington D.C. Metropolitan Area and Southern California markets:

	High-Rise	Garden	Total
Washington D.C. Metro — Inside Beltway	15.0%	3.2%	18.2%
District of Columbia	6.5%	—	6.5%
Other Virginia	—	7.9%	7.9%
Other Maryland	0.2%	2.5%	2.7%

Total Washington D.C. Metropolitan Area	21.7%	13.6%	35.3%

Los Angeles County	1.8%	11.8%	13.6%
San Diego County	0.7%	4.8%	5.5%
Orange County	—	3.3%	3.3%
Ventura County	—	1.7%	1.7%
Inland Empire	—	1.6%	1.6%

Total Southern California	2.5%	23.2%	25.7%

(3)	Includes markets that represent 1.0% or less of NOI.

Third Quarter 2006
ASN Same Store Performance Summary
Year-Over-Year Same Store Performance

	Revenue Growth		Operating Expense Growth/(Decline)		NOI Growth
	Q3 2006 vs.	YTD 2006 vs.	Q3 2006 vs.	YTD 2006 vs.	Q3 2006 vs.	YTD 2006 vs.
	Q3 2005	YTD 2005	Q3 2005	YTD 2005	Q3 2005	YTD 2005

Garden Communities	7.5%	6.5%	12.6%	4.1%	5.2%	7.7%
High-Rise Communities	7.2%	6.3%	7.3%	(0.2%)	7.1%	9.7%

Total Portfolio	7.3%	6.4%	10.4%	2.3%	5.9%	8.5%

	Average Physical		Property Operating		Potential Effective Rent
	Occupancy		Margin		Per Unit
	Q3 2006	Q3 2005	Q3 2006	Q3 2005	Q3 2006	Q3 2005

Garden Communities	95.4%	96.0%	67.4%	68.8%	$1,392	$1,288
High-Rise Communities	96.6%	96.3%	67.1%	67.1%	$1,784	$1,672

Total Portfolio	95.8%	96.1%	67.2%	68.2%	$1,517	$1,410

	Revenue Growth		Operating Expense Growth/(Decline)		NOI Growth/(Decline)
	Q3 2006 vs.	YTD 2006 vs.	Q3 2006 vs.	YTD 2006 vs.	Q3 2006 vs.	YTD 2006 vs.
	Q3 2005	YTD 2005	Q3 2005	YTD 2005	Q3 2005	YTD 2005

Core Markets Same Store Performance:
Washington D.C. Metropolitan Area	6.7%	5.5%	11.3%	0.7%	4.6%	7.7%
Southern California	7.7%	7.9%	7.7%	2.8%	7.7%	10.2%
New York City Metropolitan Area	9.7%	9.6%	5.7%	(0.3%)	11.1%	13.3%
San Francisco Bay Area, California	7.3%	5.9%	19.4%	9.7%	2.0%	4.2%
Boston, Massachusetts	0.4%	0.3%	23.4%	6.7%	(10.0%)	(2.7%)
Seattle, Washington	10.6%	7.5%	11.5%	1.5%	10.2%	10.6%
Southeast Florida	14.8%	13.8%	12.7%	9.6%	16.3%	16.6%
Chicago, Illinois	6.9%	4.9%	(13.7%)	(8.3%)	22.1%	15.2%

Total Core Markets	7.3%	6.4%	10.5%	2.3%	5.9%	8.4%

Sequential Same Store Performance

	Revenue Growth	Operating Expense Growth/	NOI Growth/(Decline)
	Q3 2006 vs. Q2 2006	(Decline) Q3 2006 vs. Q2 2006	Q3 2006 vs. Q2 2006

Sequential Same Store Communities:
Garden Communities	2.7%	10.3%	(0.7%)
High-Rise Communities	2.5%	10.6%	(0.8%)

Total Portfolio	2.6%	10.4%	(0.7%)

Core Markets Sequential Same Store Performance:
Washington D.C. Metropolitan Area	2.8%	14.2%	(1.9%)
Southern California	3.3%	6.7%	1.9%
New York City Metropolitan Area	2.0%	11.0%	(0.7%)
San Francisco Bay Area, California	1.9%	11.6%	(2.9%)
Boston, Massachusetts	0.4%	16.6%	(7.0%)
Seattle, Washington	4.1%	4.0%	4.1%
Southeast Florida	1.9%	13.9%	(5.0%)
Chicago, Illinois	2.9%	(4.1%)	6.8%

Total Core Markets	2.6%	10.7%	(0.7%)

Third Quarter 2006
ASN Portfolio and Investment Summary
Dollars in thousands, except cost per unit amounts

Operating Apartment Communities	March 31, 2006	June 30, 2006	September 30, 2006

Garden:
Communities	129	122	121
Units	46,564	44,270	43,897
Total Expected Investment	$6,005,582	$5,945,512	$6,207,296
Cost Per Unit	$128,975	$134,301	$141,406

High-Rise:
Communities	60	61	63
Units	20,021	19,332	19,991
Total Expected Investment	$4,540,759	$4,732,238	$5,119,659
Cost Per Unit	$226,800	$244,788	$256,098

Total Portfolio:
Communities	189	183	184
Units	66,585	63,602	63,888
Total Expected Investment	$10,546,341	$10,677,750	$11,326,955
Cost Per Unit	$158,389	$167,884	$177,294

Portfolio Capital Expenditures - Cost Per Unit:	Q1 2006	Q2 2006	Q3 2006	YTD 2006

Acquisition Related Expenditures	$50	$72	$94	$214
Redevelopment Expenditures	$164	$318	$248	$727
Recurring Capital Expenditures	$94	$181	$217	$489

Apartment Acquisitions
Communities	4	3	5	12
Units	1,394	784	1,671	3,849
Total Expected Investment	$511,223	$361,382	$728,913	$1,601,518
Cost Per Unit	$366,731	$460,946	$436,214	$416,087

Apartment Dispositions
Communities	5	11	4	20
Units	1,296	4,469	1,385	7,150
Gross Sales Proceeds	$168,506	$462,633	$142,525	$773,664
GAAP Gains, Net of Internal Disposition Costs	$66,818	$111,331	$79,717	$257,866
Gross Gains, Net of Internal Disposition Costs	$51,581	$50,191	$61,155	$162,927
IRR	23.4%	8.7%	25.2%	15.0%

Third Quarter 2006
Historical Disposition Activity (excluding Ameriton and JVs)
Dollars in thousands

			Gross Sales	GAAP Gain on	Gross Gain on
	Communities	Units	Proceeds	Sale, Net	Sale, Net	IRR

1995/1996	23	6,469	$304,507	$40,659	$17,396	12.6%

1997	26	7,250	304,640	48,232	25,735	14.1%

1998	21	7,164	405,505	65,531	45,272	14.2%

1999	40	11,338	589,313	62,093	24,131	12.4%

2000	41	13,820	793,212	93,071	27,764	12.1%

2001	58	18,473	1,201,228	100,273	21,398	10.6%

2002	15	4,747	407,632	108,884	73,478	18.6%

2003	48	15,599	1,383,125	310,901	180,455	13.0%

2004	21	9,430	1,406,171	372,217	285,643	13.8%

2005	26	8,558	1,100,409	446,686	302,357	14.2%

2006	20	7,150	773,664	257,866	162,927	15.0%

Total	339	109,998	$8,669,406	$1,906,413	$1,166,556	13.4%

Third Quarter 2006
Ameriton Historical Disposition Activity (excluding JVs)
Dollars in thousands

			Gross Sales	GAAP Gain on	Gross Gain on	Unleveraged
	Communities	Units	Proceeds(1)	Sale, Net (2)	Sale, Net (2)	IRR(1)

2000	5	1,574	113,725	4,117	3,037	8.8%

2001	2	690	80,450	4,617	3,903	16.0%

2002	4	1,570	179,100	19,860	16,752	21.2%

2003	6	1,662	224,000	26,218	22,309	19.2%

2004	12	2,618	359,950	45,127	42,134	36.6%

2005	11	2,797	454,529	54,844	50,872	23.7%

2006	9	2,551	393,550	42,169	35,006	16.7%

Total	49	13,462	$1,805,304	$196,952	$174,013	22.6%

(1)	Amounts shown exclude land transactions.

(2)	Amounts shown are net of income tax.

Third Quarter 2006
Development Pipeline Summary
Dollars in thousands

			Investment —	Total Expected
	Communities	Units	End of Period	Investment
ASN
Under Construction — Owned	8	3,121	$683,330	$1,070,836

Under Construction — JV(1)	2	977	253,365	395,856

In Planning — Owned	3	1,085	84,542	518,285

In Planning — Under Control	2	643	5,127	227,043

In Planning — Owned — JV(1)	1	432	6,883	142,560

In Planning — Under Control — JV(1)	1	515	6,067	169,950

Total ASN	17	6,773	$1,039,314	$2,524,530

Ameriton
Under Construction	5	1,704	$117,509	$279,133

In Planning — Owned	13	4,216	143,382	936,087

In Planning — Under Control	2	583	3,031	113,404

Under Construction and In Planning — Owned — JV(1)	3	665	57,456	141,832

Total Ameriton	23	7,168	$321,378	$1,470,456

ASN & Ameriton
Under Construction	16	5,917	$1,085,472	$1,777,264

In Planning — Owned or Under Control	24	8,024	275,220	2,217,722

Total ASN & Ameriton	40	13,941	$1,360,692	$3,994,986

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage.

Third Quarter 2006
ASN Developments Under Construction(1)
Dollars in thousands, except cost per unit amounts

	Q1 2006	Q2 2006	Q3 2006	YTD 2006

Starts During Period
Communities	1	—	1	2
Units	185	—	884	1,069
Total Expected Investment	$79,335	—	$248,189	$327,524
Total Cost Per Unit	$428,837	—	$280,757	$306,384

Completions During Period
Communities	—	2	—	2
Units	—	702	—	702
Total Expected Investment	—	$168,425	—	168,425
Total Cost Per Unit	—	$239,922	—	$239,922

Stabilizations During Period
Communities	—	—	1	1
Units	—	—	396	396
Total Expected Investment	—	—	$88,939	$88,939
Total Cost Per Unit	—	—	$224,593	$224,593

Under Construction at End of Period
Communities	11	9	10
Units	3,916	3,214	4,098
Total Expected Investment	$1,378,350	$1,215,503	$1,466,692
Total Cost Per Unit	$351,979	$378,190	$357,904
Investment — End of Period	$813,532	$766,424	$936,695

Construction Expenditures During Period, Excluding JVs	$80,413	$91,555	$98,546	$270,514

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage.

Third Quarter 2006
ASN Developments Under Construction (continued)

Dollars in thousands

						Actual or	Expected
			Investment —	Total Expected		Expected Date	Stabilization		%
		Units	End of Period	Investment	Start Date	for First Units	Date	% Leased	Ownership

ASN Communities Under Construction, Including JVs
Garden
Archstone Warner Center	Los Angeles, California	522	$99,852	$127,500	Q3/04	Q4/06	Q1/08	N/A	100%

Archstone Presidio View	San Diego, California	350	73,324	82,620	Q3/04	Q1/06	Q1/07	60.9%	87	%(1)

Archstone Del Mar Station	Pasadena, California	347	140,190	141,050	Q4/04	Q1/06	Q2/07	37.5%	100%

Archstone Santa Monica on Main Street	Santa Monica, California	133	56,525	72,507	Q4/04	Q1/07	Q2/07	N/A	100%

Archstone Reading	Reading, Massachusetts	204	44,039	49,115	Q1/05	Q3/06	Q2/07	46.6%	100%

Archstone San Bruno Phase II(2)	San Bruno, California	185	52,257	79,335	Q1/06	Q3/07	Q2/08	N/A	100%

Gateway/Orange	Orange, CA	884	49,074	248,189	Q3/06	Q4/07	Q1/11	N/A	100%

Total Garden		2,625	$515,261	$800,316

High-Rise
Archstone Boston Common	Boston, Massachusetts	420	$152,711	$159,946	Q4/03	Q3/06	Q4/07	18.3%	100%

North Point Place I	Cambridge, Massachusetts	426	88,682	193,194	Q2/05	Q4/07	Q3/09	N/A	100%

The Mosaic	New York, New York	627	180,041	313,236	Q3/05	Q3/07	Q4/09	N/A	59	%(1)

Total High-Rise		1,473	$421,434	$666,376

Total ASN Communities Under Construction, Including JVs		4,098	$936,695	$1,466,692

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of September 30, 2006.

(2)	Archstone San Bruno Phase II was already under construction when acquired in Q1/06. The actual start date for this project was Q2/05.

Third Quarter 2006
ASN Developments In Planning — Owned or Under Control
Dollars in thousands

			Investment —	Total Expected
In Planning at End of Period	Communities	Units	End of Period	Investment	% Ownership
Wholly Owned
In Planning — Owned	3	1,085	$84,542	$518,285	100%
In Planning — Under Control	2	643	5,127	227,043	100%

JVs
In Planning — Owned	1	432	6,883	142,560	75	%(1)
In Planning — Under Control	1	515	6,067	169,950	93	%(1)

	7	2,675	$102,619	$1,057,838

			Investment —	Total Expected
Market	Communities	Units	End of Period	Investment
Washington D.C. Metropolitan Area	4	1,670	$70,279	$576,869

Boston, Massachusetts	2	761	20,746	347,500

Other	1	244	11,594	133,469

	7	2,675	$102,619	$1,057,838

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of September 30, 2006.

Third Quarter 2006
Ameriton Summary
Dollars in thousands
Ameriton FFO Contribution from Gains:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Gains on Dispositions, net of Internal Disposition Costs	$4,217	$39,847	$51,743	$60,550
JV Gains on Dispositions, net	25	310	19,736	13,211
Gains on Disposition of Land, net	10,954	12	10,945	2,658

Total GAAP Gains, net	$15,196	$40,169	$82,424	$76,419
Accumulated Depreciation and Income Taxes Attributable to Dispositions	(5,244)	(12,880)	(35,063)	(29,678)

FFO Impact of Gains, Before Minority Interest	9,952	27,289	47,361	46,741
Minority Interest Attributable to Dispositions	(1,270)	(3,548)	(6,282)	(5,630)

FFO Impact of Ameriton Gains, After Minority Interest	$8,682	$23,741	$41,079	$41,111

Diluted Weighted Average Archstone-Smith Common Shares Outstanding (FFO)	218,081	203,713	215,904	201,626

Impact on FFO Per Share of Ameriton Gains	$0.04	$0.12	$0.19	$0.20

Ameriton Investment Summary:

			Investment — End	Total Expected
	Communities	Units	of Period	Investment	% Ownership
Wholly Owned
Operating Communities	4	1,309	$153,490	$157,194	100%

Communities Under Development:
Under Construction	5	1,704	117,509	279,133	100%
In Planning — Owned	13	4,216	143,382	936,087	100%
In Planning — Under Control	2	583	3,031	113,404	100%

	20	6,503	263,922	1,328,624

Other Real Estate Assets	N/A	N/A	89,506	96,335	100%

Total Wholly Owned	24	7,812	$506,918	$1,582,153

JV(1)
Under Construction and In Planning — Owned	3	665	$57,456	141,832	93%
Other Real Estate Assets	N/A	N/A	14,009	18,739	83%

Total JV	3	665	71,465	160,571

Total	27	8,477	$578,383	$1,742,724

Ameriton Development Summary, Including JVs:

	Under Construction or In Planning
			Investment — End	Total Expected
	Communities	Units	of Period	Investment
California	6	1,179	$93,900	$396,381
Washington, DC Metropolitan Area	5	1,772	84,019	395,494
Houston/Dallas	5	2,082	41,101	330,148
Atlanta	3	1,006	65,782	147,291
Southeast Florida	2	572	23,104	119,313
Phoenix	2	557	13,472	81,829

	23	7,168	$321,378	$1,470,456

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of September 30, 2006.

Third Quarter 2006
Capitalization Summary
Dollars and shares in thousands, except per share amounts

	September 30,	December 31,
	2006	2005
Market Capitalization
Common Shares and Units:
Common Shares (Public)	218,759	212,414
Convertible Operating Partnership Units	30,784	33,910

Total Common Shares and Operating Partnership Units(1)	249,543	246,324
Closing Share Price	$54.44	$41.89

Market Capitalization of Common Shares and Units	$13,585,121	$10,318,512

Liquidation Value of Series I Perpetual Preferred Shares (private)(2)	$50,000	$50,000

Total Equity Market Capitalization	$13,635,121	$10,368,512

Book Value of Total Debt	$6,564,241	$5,333,349

Total Market Capitalization	$20,199,362	$15,701,861

Reconciliation of Archstone-Smith FFO to Operating Partnership FFO (Diluted)(1)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Archstone-Smith FFO	$119,654	$132,798	$374,109	$318,177
Add Back Minority Interest Share of:
Earnings Before Discontinued Operations	8,396	7,552	25,712	15,544
Discontinued Operations	10,533	16,788	38,504	21,466
Net Impact of FFO Reconciling Items	(1,540)	(4,474)	(6,977)	4,466
Other	(72)	(125)	(222)	(166)

Operating Partnership FFO	$136,971	$152,539	$431,126	$359,487

Archstone-Smith Weighted Average Shares	218,081	203,713	215,904	201,626
Weighted Average Operating Partnership Units	31,562	30,283	32,906	26,177

Operating Partnership Weighted Average Shares	249,643	233,996	248,810	227,803

Operating Partnership FFO Per Share(1)	$0.55	$0.65	$1.73	$1.58

(1)	As of September 30, 2006, Archstone-Smith owned approximately 87.7% of the Operating Partnership’s outstanding common units, and the remaining 12.3% were owned by Operating Partnership unitholders. Per share amounts for each period presented will always be the same for Archstone-Smith and the Operating Partnership, as the economics of the Operating Partnership unitholders are the same as those of the common shareholders, and therefore, both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Partnership units.

(2)	As of September 30, 2006, there were 500 Series I Preferred Shares outstanding at a liquidation value of $100,000 per share. These shares become redeemable, at our option, in February 2028.

Third Quarter 2006
Debt Summary
Dollars in thousands

	Outstanding Balance at		Effective Interest	Weighted Average Remaining
	September 30, 2006	December 31, 2005	Rate(1)	Life to Maturity (Years)
Unsecured Floating Rate Debt:
Revolving Credit Facilities	$25,714	$394,578	5.6%	3.7
Tax-Exempt Debt	76,591	77,072	4.3%	16.9

	102,305	471,650	4.6%	13.6

Secured Floating Rate Debt:
Tax-Exempt Debt	1,010,466	839,318	4.7%	22.1
Conventional Mortgages	184,703	54,455	5.5%	9.8
Term Loan — Europe	272,792	—	3.5%	0.6

	1,467,961	893,773	4.5%	16.6

Unsecured Long-Term Fixed Rate Debt	3,311,565	2,468,047	5.6%	11.5

Secured Fixed Rate Debt:
Tax-Exempt Debt	3,086	—	6.3%	25.4
Conventional Mortgages	1,660,350	1,480,170	6.0%	5.6
Other Secured Debt	18,974	19,709	6.4%	16.8

	1,682,410	1,499,879	6.0%	5.7

Total Debt Outstanding at End of Period	$6,564,241	$5,333,349	5.5%	11.2

Debt Maturity Schedule — Long Term Debt

	Long Term Unsecured Debt		Mortgages Payable
		Final
	Regularly Scheduled	Maturities	Regularly Scheduled	Final Maturities		Effective Interest	Maturities as a % of Total
	Principal Amortization	and Other	Principal Amortization	and Other	Total	Rate(1)	Market Capitalization
2006	—	$20,000	$5,264	$15,552	$40,816	6.7%	0.2%
2007	$31,250	355,000	19,087	92,637	497,974	5.5%	2.5%
2008	31,250	301,040	19,780	193,110	545,180	4.7%	2.7%
2009	51,250	31,000	19,337	379,746	481,333	6.2%	2.4%
2010	43,750	220,000	18,197	130,838	412,785	6.0%	2.0%
Thereafter	303,500	2,000,116	513,910	1,470,121	4,287,647	5.5%	21.2%

Total	$461,000	$2,927,156	$595,575	$2,282,004	$6,265,735	5.5%	31.0%

Leverage and Coverage Ratios
Information as of September 30, 2006, except for coverage ratios, which are computed based on the nine months ended September 30, 2006.

Long-Term Floating Rate Debt (excludes revolving credit facilities and term loan — Europe) as a Percentage of Long-Term Debt	20.3%
Total Floating Rate Debt as a Percentage of Total Debt	23.9%
Archstone-Smith’s Pro Rata Share of Unconsolidated Debt(2)	$390,895
Unencumbered Assets (undepreciated book value of real estate and all cash)	$7,742,646

Long Term Debt/Long Term Undepreciated Book Capitalization(3)	47.3%
Total Debt/Total Undepreciated Book Capitalization(3)	48.4%
Total Debt/Total Market Capitalization	32.5%

	ASN Gains on Disposition of Real Estate Investments:
	Included	Excluded
Interest Coverage Ratio	4.6	3.3
Debt Service Coverage Ratio	4.3	3.1
Fixed Charge Coverage Ratio	4.5	3.2

(1)	Includes the effect of loan cost amortization, credit enhancement fees, fair value hedges and other ongoing fees and expenses, where applicable, for the nine months ended September 30, 2006.

(2)	Represents the Operating Partnership’s pro rata portion of the unconsolidated JVs’ debt based on our percentage of equity in the JV at September 30, 2006.

(3)	Represents total long term debt or total debt divided by the sum of the book value of shareholders’ equity, applicable debt, minority interest and accumulated depreciation, respectively.

Third Quarter 2006
Supplemental Information for Net Asset Value Calculation
Dollars in thousands, except footnotes

	Three Months Ended
	September 30, 2006
Income Statement Information
Net Operating Income (NOI)		$197,953
NOI for Assets Held for Sale(1)	2,397
NOI Adjustment for Prestabilized Developments, Redevelopment and Acquisitions(2)	9,585

Total Adjustments		11,982

Adjusted NOI (72,689 operating units, excluding JVs)		$209,935

Balance Sheet Information (Book Value)
Wholly Owned ASN Developments — at cost:(3)
Communities Under Construction	$683,330
Communities In Planning(4)	89,669

Total		$772,999

Wholly Owned Ameriton Developments — at cost:(3)
Communities Under Construction	$117,509
Communities In Planning(4)	146,413

Total		$263,922

Other Real Estate:
ASN Land Held	$17,584
Other Ameriton Assets	39,951

Total		$57,535

Investment in Unconsolidated Entities:
Operating Communities and Non-Multifamily(5)	$111,269
Under Development — ASN	105,603
Under Development — Ameriton	23,648

Total(5)		$240,520

Cash and Restricted Cash		$106,659

Other Assets, Excluding Costs Related to Communities In Planning — Under Control(4)		$472,403

Liabilities:
Tax-Exempt Debt	$1,090,143
Other Debt	5,474,098
Other Liabilities	491,761

Total Liabilities		$7,056,002

Perpetual Preferred Shares (Series I)		$50,000

Fully Converted Shares
Common Shares Outstanding		218,759
Convertible Operating Partnership Units Outstanding		30,784
Stock Options (Treasury Stock Method)		1,000

Fully Converted Shares		250,543

(1)	Excludes $1.0 million of NOI associated with assets sold during the three months ended September 30, 2006.

(2)	Represents the difference between actual NOI attributable to communities in lease-up, under redevelopment or acquired during the three months ended September 30, 2006, and the NOI for the quarter assuming the underwritten stabilized yield.

(3)	The Total Expected Investment for our ASN and Ameriton development pipeline (including Communities Under Construction and In Planning) is $2.5 billion and $1.5 billion, respectively, at September 30, 2006. These amounts include 100% of the Total Expected Investment of JV development projects. The cost amounts included here exclude the cost of our pro rata share of these JVs which is shown in the reconciliation of our Investments in Unconsolidated Entities above.

(4)	Communities In Planning includes $5.1 million and $3.0 million for ASN and Ameriton, respectively, that is included in Other Assets on our balance sheet.

(5)	Includes $27.6 million in gains from the sale of communities to unconsolidated JVs, which were deferred under GAAP and were therefore netted against Investments in Unconsolidated Entities on the Balance Sheet.

Third Quarter 2006
Appendix of Definitions, Reconciliations and Other Information:
General Definitions
Ameriton — A taxable REIT subsidiary (TRS) owned by the Operating Partnership, which focuses on opportunistic short-term investments.
Archstone-Smith — The publicly traded real estate investment trust, Archstone-Smith Trust, on a consolidated basis.
ASN — For purposes of this document, ASN is defined as Operating Partnership investments, excluding Ameriton and assets located outside the United States.
GAAP — United States Generally Accepted Accounting Principles.
High-Rise — Those communities with five or more above-ground floors.
In Planning — Represents parcels of land owned or Under Control, which are in the development planning process, upon which construction is expected to commence subsequent to the completion of the entitlement and building permit processes.
Internal Rate of Return (IRR) — On a sold community, IRR refers to the unleveraged IRR calculated by Archstone-Smith, considering the initial purchase price and all capital invested in the community, the timing and amounts of net operating income during the period owned and the net sales proceeds from the sale, all calculated in accordance with GAAP. The IRR calculations include property management overhead and internal disposition costs but not depreciation or allocations for corporate general and administrative expenses, interest expenses, income tax expenses (if any) or other indirect operating expenses. Therefore, an IRR calculation is not a substitute for net income as a measure of our performance. Management believes that IRRs are an important indicator of the value created during the ownership period. Historical IRRs are not necessarily indicative of IRRs that will be produced in the future. Our methodology for calculating IRRs may not be consistent with the methodology used by other companies.
JV — Is used to refer to an unconsolidated joint venture.
Leased — For development communities, the percentage leased is based on total units in the community (completed and under construction). We begin leasing units prior to completion of the units.
Operating Partnership — Archstone-Smith Operating Trust, the entity through which we conduct all property ownership and business operations. Archstone-Smith owned approximately 87.7% of the Operating Partnership’s outstanding common units as of September 30, 2006.
Total Expected Investment (TEI) — For development communities, TEI represents the total expected investment at completion; for operating communities, TEI represents the total expected investment plus planned capital expenditures.
Under Control — A term used to identify land parcels which the Operating Partnership does not own, yet has an exclusive right through contingent contract or letter of intent during a contractually agreed upon time period to acquire the land, subject to approval of contingencies during the due diligence and entitlement processes.

Third Quarter 2006
Appendix of Definitions, Reconciliations and Other Information:
FFO and Gain-Related Information
Funds From Operations (FFO) is a non-GAAP measure that is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies. FFO adjusts GAAP net earnings to exclude depreciation and gains and losses from the sales of previously depreciated properties. Our calculation of FFO includes gains and losses from dispositions of properties acquired or developed by taxable REIT subsidiaries such as Ameriton, as the fundamental purpose of these entities is to take advantage of short-term investment opportunities and includes promote incentive fee income resulting from the liquidation of unconsolidated joint ventures, if any. If they relate to a disposition, we exclude prepayment penalties and include the cost or benefit of unamortized purchase accounting-related debt adjustments. Our share of the FFO relating to our unconsolidated entities is calculated on the same basis.
FFO is presented as a supplemental financial measure and does not fully represent our operating performance. We believe that GAAP Net Earnings remains the primary measure of operating performance and that FFO is only meaningful when it is used in conjunction with GAAP Net Earnings. FFO is not intended to be a measure of cash flow or liquidity. Please refer to our consolidated financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows. A reconciliation of Net Earnings to FFO is provided on Page 6 to help users understand the differences between our calculation of FFO and GAAP Net Earnings. In addition, it allows users to compare our calculation of FFO to that of other real estate companies, which may define FFO differently.
Funds From Operations with Gain/Loss is calculated as FFO (defined above) plus Gross Gains/Losses From the Disposition of Real Estate Investments. We consider FFO with Gains/Losses to be a meaningful supplemental measure of performance because the continued recycling of capital is a fundamental component of our business strategy, and Gross Gains/Losses From the Disposition of Real Estate Investments demonstrates the results of our investment activity. FFO with Gains/Losses is not intended to be a measure of cash flow or liquidity. See page 6 for a reconciliation of Net Earnings to FFO with Gains/Losses.
Gross Gains/Losses From the Disposition of Real Estate Investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation, impairment for possible loss on real estate investments and net of internal disposition costs. JV gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses until recognized for GAAP purposes.
ASN Disposition Recap
ASN dispositions in the three months ending September 30, 2006 include Old Town Scottsdale in Phoenix, AZ (472 units); LaSalle in Minneapolis, MN (121 units); Regency Club in Baton Rouge, LA (312 units); and Dakota Ridge in Denver, CO (480 units).

Third Quarter 2006
Appendix of Definitions, Reconciliations and Other Information:
FFO and Gain-Related Information (continued)
ASN Reconciliation of GAAP Gains on Sale, Net to Gross Gains on Sale, Net:
Dollars in thousands

		Accumulated
	GAAP Gains on Sale,	Depreciation and	Gross Gains on
	Net	Impairments	Sale, Net

1995/1996	$40,659	($23,263)	$17,396
1997	48,232	(22,497)	25,735
1998	65,531	(20,259)	45,272
1999	62,093	(37,962)	24,131
2000	93,071	(65,307)	27,764
2001	100,273	(78,875)	21,398
2002	108,884	(35,406)	73,478
2003	310,901	(130,446)	180,455
2004	372,217	(86,574)	285,643
2005	446,686	(144,329)	302,357
Nine Months Ended September 30, 2006	257,866	(94,939)	162,927

	$1,906,413	($739,857)	$1,166,556

Nine Months Ended September 30, 2005	$134,102	($46,338)	$87,764

API Reconciliation of GAAP Gains on Sale, Net to Gross Gains on Sale, Net:
Dollars in thousands

	GAAP Gains on Sale,	Accumulated	Gross Gains on Sale,
	Net	Depreciation(1)	Net

2000	$4,117	($1,080)	$3,037
2001	4,617	(714)	3,903
2002	19,860	(3,108)	16,752
2003	26,218	(3,909)	22,309
2004	45,127	(2,993)	42,134
2005	54,844	(3,972)	50,872
Nine Months Ended September 30, 2006	42,169	(7,163)	35,006

	$196,952	($22,939)	$174,013

Nine Months Ended September 30, 2005	$43,075	($2,913)	$40,162

(1)	Represents accumulated depreciation net of the related tax impact.

Third Quarter 2006
Appendix of Definitions, Reconciliations and Other Information (continued):
Net Operating Income and Same Store-Related Information
Net Operating Income (NOI) is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. A reconciliation of Same Store NOI to Earnings from Operations is provided below.
ASN Same Store Communities are communities that were fully operational during the period, excluding those which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). The Same Store community populations were as follows:
— Q3 2006 vs. Q3 2005 population includes 124 eligible apartment communities (42,461 units) and excludes 60 ineligible apartment communities (21,427 units).
— YTD 2006 vs. YTD 2005 population includes 120 eligible apartment communities (41,598 units) and excludes 64 ineligible apartment communities (22,290 units).
— Q3 2006 vs. Q2 2006 sequential population includes 171 apartment communities (57,976 units) and excludes 13 ineligible apartment communities (5,912 units).

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
ASN Same Store NOI	$133,562	$126,110	$386,502	$356,370
Non-Same Store NOI, Including Ameriton Properties and Other	67,773	47,008	199,926	117,885
NOI Classified as Discontinued Operations — Communities Sold	(985)	(21,094)	(19,654)	(69,212)
NOI Classified as Discontinued Operations — Communities Held for Sale	(2,397)	(1,024)	(7,126)	(2,951)

NOI	197,953	151,000	559,648	402,092
Other Income	27,299	25,840	57,100	37,815
Depreciation on Real Estate Investments	(68,708)	(53,916)	(203,073)	(146,605)
Interest Expense	(72,751)	(46,680)	(186,833)	(123,946)
General and Administrative Expense	(18,497)	(13,600)	(49,794)	(41,644)
Other Expense	(1,986)	(5,538)	(14,046)	(37,047)

Earnings from Operations	$63,310	$57,106	$163,002	$90,665

Oakwood Master Lease Communities refers to 14 communities acquired from Oakwood and one community we previously owned and operated that were leased in their entirety to an affiliate of Oakwood under master lease agreements. We are responsible for payment of real estate taxes and insurance expenses which are recorded as operating expenses, whereas master lease payments are included in rental revenues. These communities are included in our sequential same store population.
Property Operating Margin is defined as rental revenues less rental expenses and real estate taxes, divided by rental revenues.
Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs for leases in place. The Potential Effective Rent Per Unit (weighted by units) for the ASN operating portfolio, excluding assets subject to the Oakwood Master Lease agreements, during the third quarter of 2006 was $1,345 for the garden communities, $1,853 for the high-rise communities and $1,506 for the total ASN portfolio.

Third Quarter 2006
Appendix of Definitions, Reconciliations and Other Information (continued):
NOI and Same Store-Related Information (continued)
The average physical occupancy for the ASN operating portfolio, excluding the assets subject to the Oakwood Master Lease agreements, was 95.0% for Q3 2006.
The units and dollar amounts for the Q3 2006 and the YTD 2006 same store populations in our core markets and the corresponding reconciliations to consolidated Archstone-Smith NOI are as follows:

	Units		Revenues		Operating Expenses		Net Operating Income
Reconciliation of Core Same Store NOI by Market to
Consolidated Archstone-Smith NOI:	Q3 2006	YTD 2006	Q3 2006	YTD 2006	Q3 2006	YTD 2006	Q3 2006	YTD 2006
Washington D.C. Metropolitan Area	17,286	17,286	$84,009	$244,764	$27,186	$75,879	$56,823	$168,885
Southern California	9,615	8,886	44,869	118,822	13,803	35,108	31,066	83,714
New York City Metropolitan Area	1,222	1,222	11,403	33,346	2,853	8,252	8,550	25,094
San Francisco Bay Area, California	4,239	4,239	17,944	52,199	6,040	16,696	11,904	35,503
Boston, Massachusetts	2,031	1,897	10,787	29,799	4,120	10,282	6,667	19,517
Seattle, Washington	2,808	2,808	8,403	23,995	2,715	7,748	5,688	16,247
Southeast Florida	2,504	2,504	9,950	29,143	4,055	11,150	5,895	17,993
Chicago, Illinois	1,236	1,236	7,318	21,244	2,508	8,174	4,810	13,070

Total Same Store Core Markets	40,941	40,078	194,683	553,312	63,280	173,289	131,403	380,023

Total Same Store Non-core Markets	1,520	1,520	3,926	11,513	1,767	5,034	2,159	6,479

Total ASN Same-Store	42,461	41,598	198,609	564,825	65,047	178,323	133,562	386,502

Non-Same Store and Other	32,364	33,227	107,926	317,081	40,153	117,155	67,773	199,926

Total	74,825	74,825	306,535	881,906	105,200	295,478	201,335	586,428

Less: Discontinued Operations	(2,136)	(2,136)	(7,169)	(53,841)	(3,787)	(27,061)	(3,382)	(26,780)

Total per Statement of Earnings	72,689	72,689	$299,366	$828,065	$101,413	$268,417	$197,953	$559,648

	Average Physical Occupancy
Core Same Store Communities - ASN Markets:	Q3 2006	YTD 2006
Washington D.C. Metropolitan Area	95.9%	96.1%
Southern California	96.1%	96.0%
New York City Metropolitan Area	97.5%	97.6%
San Francisco Bay Area, California	96.5%	96.5%
Boston, Massachusetts	95.2%	95.9%
Seattle, Washington	94.2%	94.7%
Southeast Florida	94.0%	95.3%
Chicago, Illinois	97.0%	95.7%

Total	95.8%	96.0%

The units and dollar amounts for the Q3 2006 sequential population of same store communities in our core markets are as follows:
Core Markets:

		Q3 2006
			Operating	Net Operating
	Units	Revenues	Expenses	Income

Washington D.C. Metropolitan Area	19,492	$92,796	$29,883	$62,913
Southern California	15,155	65,771	19,319	46,452
New York City Metropolitan Area	2,260	21,796	5,486	16,310
San Francisco Bay Area, California	6,606	26,001	9,343	16,658
Boston, Massachusetts	2,311	12,738	4,645	8,093
Seattle, Washington	3,938	11,673	3,612	8,061
Southeast Florida	2,504	9,950	4,055	5,895
Chicago, Illinois	1,540	8,380	2,808	5,572

Total	53,806	$249,105	$79,151	$169,954

Appendix of Definitions, Reconciliations and Other Information (continued):
NOI and Same Store-Related Information (continued)

Reconciliation of Same Store NOI to earnings from operations

	Amounts in thousands (1)
	Year	Year	Year	Year	Year	Nine months
	ended	ended	ended	ended	ended	ended
	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005	9/30/2006
Same-store NOI (2001 amount excludes NOI from Charles E. Smith assets from January 1, 2001 through October 31, 2001)	$341,502	$485,918	$479,787	$476,946	$467,920	$386,502
Non-same-store NOI	145,882	203,370	155,786	137,020	191,520	199,926
NOI Classified as Discontinued Operations	(120,736)	(140,918)	(74,213)	(61,494)	(68,857)	(26,780)

NOI	366,648	548,370	561,360	552,472	590,583	559,648
Other income	11,905	9,462	19,334	19,208	56,030	57,100
Depreciation on real estate investments	(102,477)	(167,029)	(187,677)	(203,183)	(216,378)	(203,073)
Interest expense	(88,081)	(190,005)	(186,832)	(175,249)	(187,982)	(186,833)
General and administrative expense	(27,434)	(45,710)	(49,838)	(55,479)	(58,604)	(49,794)
Other expense	(30,491)	(27,469)	(48,085)	(5,972)	(49,271)	(14,046)

GAAP consolidated earnings from operations	$130,070	$127,619	$108,262	$131,797	$134,378	$163,002

Reconciliation of pro forma rental revenues (adjusted for utility reimbursements) to consolidated rental revenues

	Revenues
	Q3 2006	Q3 2005
Total ASN Same Store Revenue, including utility reimbursements (pro forma)	$202,806	$188,373
ASN Same Store, utility reimbursements	4,197	3,356

Total ASN Same Store Revenue (as reported)	198,609	185,017
Non-Same Store and Other Revenue	107,926	79,493

Total Revenues, including Discontinued Operations	306,535	264,510
Less: Discontinued Operations	(7,169)	(41,766)

Total Rental Revenues	$299,366	$222,744

(1)	Amounts shown are based on the originally published amounts for each year, except for 2001 to 2003 which are based on amounts reported in our 2003 Form 10-K.

Third Quarter 2006
Appendix of Definitions, Reconciliations and Other Information (continued):
Discontinued Operations-Related Information
The following amounts reflect net earnings from real estate investments designated as held for sale or sold, including net gains (losses) on any of these communities actually sold. We had 4 operating apartment communities, representing 2,136 units, held for sale under the provisions of SFAS No. 144 at the end of the current period.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Composition of Net Earnings from Discontinued Operations:
Rental Revenues — Communities Sold	$2,137	$39,935	$39,211	$128,584
Rental Expenses — Communities Sold	(1,077)	(13,383)	(14,247)	(42,555)
Real Estate Taxes — Communities Sold	(75)	(5,458)	(5,310)	(16,817)

NOI — Communities Sold	985	21,094	19,654	69,212

Rental Revenues — Communities Held for Sale	5,032	1,831	14,630	5,373
Rental Expenses — Communities Held for Sale	(2,274)	(681)	(6,371)	(2,023)
Real Estate Taxes — Communities Held for Sale	(361)	(126)	(1,133)	(399)

NOI — Communities Held for Sale	2,397	1,024	7,126	2,951

Depreciation on Real Estate Investments	(951)	(7,321)	(9,439)	(28,137)
Interest, net	(1,289)	(10,143)	(13,044)	(34,239)
Ameriton Income Taxes(1)	(1,256)	(9,990)	(11,855)	(13,206)
Provision for Possible Loss on Real Estate Investments	—	—	(4,328)	—
Debt Extinguishment Costs Related to Dispositions	(825)	(8)	(7,589)	(5,264)
Allocation of Minority Interest	(10,533)	(16,788)	(38,504)	(21,466)
Gains on Disposition of Ameriton Operating Communities, net	4,631	39,940	55,286	61,597
Internal Disposition Costs — Ameriton Transactions	(414)	(93)	(3,543)	(1,047)
ASN Gains on Disposition of ASN Real Estate Investments, net	79,984	94,755	258,960	134,952
Internal Disposition Costs — ASN Transactions	(267)	(212)	(1,094)	(850)

Net Earnings from Discontinued Operations	$72,462	$112,258	$251,630	$164,503

(1)	Ameriton incurred additional taxes relating to JV gains and other operating activities. These additional taxes, which aggregated $8.6 million and $5.0 million for the nine months ended September 30, 2006 and 2005, respectively, are recorded in Other Expense in our Statements of Earnings.

Third Quarter 2006
Appendix of Definitions, Reconciliations and Other Information (continued):
Senior Unsecured Debt Ratings and Coverage Ratio Information
Senior Unsecured Debt Ratings:

Rating
Moody’s	Baa1
Standard & Poors	BBB+
Fitch	A-
Coverage Ratio Information:
The Interest Coverage Ratio is calculated as Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), or EBITDA without gains, divided by GAAP interest expense (including interest expense included in Discontinued Operations).
The Debt Service Coverage Ratio is calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and regularly scheduled principal payments (excluding balloon payments, final maturities and amortization payments on unsecured senior notes).
The Fixed Charge Coverage Ratio is calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and preferred dividend payments.
Coverage ratio calculations are based on EBITDA and EBITDA without gains. We believe that EBITDA and EBITDA without gains are useful supplemental measures to be used in the calculation of our coverage ratios. These coverage ratios provide investors and rating agencies additional means of comparing our financial condition to other companies. EBITDA and EBITDA without gains do not represent net earnings or cash from operating activities that are computed in accordance with GAAP and are not indicative of cash available to fund cash needs. We define EBITDA as net earnings before interest expense, income taxes, minority interest, depreciation and amortization. EBITDA without gains excludes gains on the disposition of ASN depreciable real estate investments (includes gains from Ameriton). The following is a reconciliation of net earnings to EBITDA and EBITDA without gains:

YTD 2006
Net Earnings	$422,541
Interest Expense, net	199,877
Ameriton Income Taxes	20,421
Minority Interest	64,216
Depreciation Expense	212,512

EBITDA	919,567
Less: Gains on Dispositions of ASN Depreciable Real Estate Investments, net of Internal Disposition Costs	(257,866)
Income from Disposition or Liquidation of Unconsolidated Depreciable ASN Investments, net of promote incentive fees	(8,422)

EBITDA Without ASN Gains	$653,279

Reconciliation of 2006 FFO guidance to 2006 GAAP earnings guidance:

Per Share
2006 FFO	$2.24 - $2.28
Add:
Gains	$1.64 - $1.90
Less:
Depreciation	($1.13)

2006 GAAP earnings	$2.75 - $3.05